Exhibit 99.1

BGC PARTNERS AGREES TO ACQUIRE 100 PERCENT OF BERKELEY

POINT FINANCIAL LLC

*	Berkeley Point is a Leading Fannie Mae, Freddie Mac and FHA Multifamily Finance Company and Commercial Loan Servicer

*	Acquisition is Expected to Dramatically Increase Revenues and Earnings

*	Will Expand Product Offerings and Generate Synergies with Newmark Knight Frank, BGC’s Real Estate Services Business

*	BGC to Take Minority Stake in a New Real Estate Finance and Investment Business

*	Conference Call and Webcast with Accompanying Investor Presentation Scheduled for 8:30 AM ET on Tuesday July 18

NEW YORK, NY AND LONDON, UK – July 18, 2017 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners”, “BGC”, or the “Company”), a leading global brokerage company servicing the financial and real estate markets, today announced that it has agreed to acquire Berkeley Point Financial LLC.1 Berkeley Point is a leading commercial real estate finance company focused on the origination and sale of multifamily and other commercial real estate loans through government-sponsored and government-funded loan programs, as well as the servicing of commercial real estate loans, including those it originates. Berkeley Point was acquired by an affiliate of Cantor Fitzgerald, L.P.2 on April 10, 2014.

The Board of Directors of BGC, upon the unanimous recommendation of a Special Committee consisting of all four independent directors (the “Special Committee”) assisted by independent advisors, has unanimously approved the acquisition of Berkeley Point and the related transactions. The total consideration payable by BGC for the acquisition of Berkeley Point is $875 million, subject to certain adjustments at closing. After the proposed acquisition is completed, Berkeley Point and the investment in the new real estate business described below will become part of Newmark Knight Frank (“Newmark” or “NKF”), BGC’s Real Estate Services segment. The acquisition of BPF is expected to be immediately accretive to BGC’s earnings per share upon closing.

Management Comments

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC Partners, said: “We believe that the addition of Berkeley Point will significantly increase the scale and scope of Newmark, as well as substantially improve upon its already strong financial performance. BPF’s revenues increased by more than 55 percent year-over-year in the 12 months ended March 31, 2017. Over the same timeframe, Berkeley Point’s GAAP3 pre-tax income grew by approximately 169 percent, while its pre-tax income, excluding GAAP net non-cash MSR income,4 increased by over 52 percent. BPF is also expected to generate strong double-digit revenue and earnings growth for full years 2017 and 2018.

[1]	The proposed acquisition of Berkeley Point Financial LLC includes its wholly owned subsidiary Berkeley Point Capital LLC, which together are referred to as “Berkeley Point” or “BPF”.
[2]	Cantor Fitzgerald, L.P. and/or certain of its affiliates or subsidiaries are collectively referred to as “Cantor”.
[3]	“GAAP” is an abbreviation for Generally Accepted Accounting Principles.
[4]	“MSRs” is an abbreviation for “Mortgage Servicing Rights.” “Net non-cash MSR income” consists of GAAP non-cash originated MSR gains, net of GAAP non-cash MSR amortization. See the sections of this document titled “Highlights of Berkeley Point Financial Results”, “Pre-Tax Distributable Earnings Following the Closing of the Proposed BPF Transaction”, and “Adjusted EBITDA Following the Closing of the Proposed BPF Transaction” for more information on how MSRs affect BPF’s financial results.

“Berkeley Point is a low-risk intermediary in commercial real estate finance for the multifamily market. It originates and services multifamily loans as part of programs run by U.S. government-sponsored enterprises such as Fannie Mae and Freddie Mac, as well as by the U.S. Department of Housing and Urban Development.5 This means that unlike traditional lenders, Berkeley Point originates loans that meet strict criteria set by the U.S. government. These loans are guaranteed by GSEs, and are pre-sold.6 Berkeley Point is entirely consistent with our low-risk business model.”

Barry M. Gosin, Chief Executive Officer of Newmark, added: “This transaction will combine BPF’s top five Fannie Mae and Freddie Mac multifamily origination business with ARA, Newmark’s top three multifamily investment sales business,7 along with our fast-growing commercial mortgage brokerage business. We believe that this combination will be a catalyst for dramatically higher revenue and earnings growth for Newmark.

“Berkeley Point will drive our margins higher, as it is more profitable than our publicly-traded commercial real estate services peers.8 In addition, Berkeley Point generated approximately 30 percent of its revenues from stable and recurring loan servicing fees, which come from mortgage servicing rights with an average duration of almost eight years.9 These servicing fees, alongside Newmark’s existing property management, facilities management, advisory, consulting, and agency leasing businesses, mean that a significant amount of our revenues and earnings will be recurring and predictable.”

Jeff Day, Chief Executive Officer of Berkeley Point, stated: “Being part of Newmark will give us the ability to offer our clients a broad array of financing options. The combined business will also provide tenant and agency leasing, property and facilities management, advisory and consulting, appraisal, project and development management, real estate technology solutions, and commercial loan servicing. This diverse suite of offerings covers the full spectrum of products applicable to tenants, landlords, and investors, which will be unmatched across the commercial real estate services industry”.

Highlights of Berkeley Point Financial Results

Berkeley Point’s net asset or book value was $509 million as of March 31, 2017.10 BPF generated revenues and pre-tax income under GAAP of $314 million and $143 million, respectively, for the trailing 12 months ended March 31, 2017. The latter two results represented year-on-year increases of 55 percent and 169 percent, respectively.

[5]	Abbreviated as “GSEs” and “HUD”.
[6]	These loans are held on BPF’s balance sheet for generally only 30 to 45 days.
[7]	Based on Real Estate Alert’s 2016 U.S. investment sales broker rankings and Fannie Mae and Freddie Mac 2016 multifamily lender rankings.
[8]	NKF’s peers trade under U.S. ticker symbols CBG, JLL, and CIGI, and U.K. ticker symbol SVS. The margins for these peers are based on Bloomberg data for the trailing 12 months ended March 31, 2017. BPF’s margin is based on the unaudited trailing 12 months ended March 31, 2017.
[9]	Revenues are for the trailing 12 months ended March 31, 2017. Duration is based on the weighted average remaining term as of the same date.
[10]	As of March 31, 2017, BPF’s balance sheet included $355 million of mortgage servicing rights.

BPF’s GAAP pre-tax income includes non-cash GAAP gains attributable to originated MSRs and non-cash GAAP amortization of MSRs. Excluding the net impact of these non-cash items, Berkeley Point’s pre-tax earnings would have increased by 52 percent to $64 million11 for the same trailing 12 month period. Following the completion of the proposed transaction, BGC’s calculation of pre-tax distributable earnings and adjusted EBITDA12 will exclude the net impact of these same non-cash GAAP items. Investors should note that the cash received with respect to these MSRs, net of associated expenses, is expected to increase pre-tax distributable earnings and adjusted EBITDA recorded by the Real Estate Services segment in future periods.

Berkeley Point Outlook

*	For the year ended December 31, 2017, Berkeley Point’s revenues are expected to increase by at least 30 percent compared with $294 million in 2016. BPF’s revenues are expected to increase by at least an additional 20 percent year-over-year in 2018.

*	Berkeley Point’s 2017 GAAP pre-tax income is expected to increase by at least 35 percent compared with $126 million in 2016. BPF’s GAAP pre-tax income is expected to increase by at least 35 percent year-over-year again in 2018.

*	Berkeley Point’s 2017 pre-tax income excluding GAAP net non-cash MSR income is expected to increase by at least 35 percent compared with $60 million in 2016. This same metric is expected to increase by at least another 40 percent year-over-year in 2018.[13]

This growth is expected to be driven by synergies between Berkeley Point’s and NKF’s large national sales organizations.

Transaction Details

The total consideration payable by BGC to Cantor for the acquisition of Berkeley Point is $875 million, expected to be in cash,14 subject to upward or downward adjustment to the extent that the net assets of Berkeley Point as of the closing are greater than or less than approximately $509 million. The proposed transaction does not include a transfer of the economics of BPF’s special asset servicing business,15 which was not profitable.

BGC expects to fund the acquisition through a combination of a bond issuance, term loan, or other debt financing arrangements, as well as from existing financing sources and cash on hand. BGC intends to remain investment-grade following the close of the transaction. The acquisition of Berkeley Point is expected to close during 2017, subject to receipt of certain regulatory approvals, including from Fannie Mae, Freddie Mac and HUD, and other customary closing conditions.

Minority Investment in a New Real Estate Finance and Investment Business with Cantor

Contemporaneously with the proposed acquisition of Berkeley Point, BGC will invest $100 million in cash for approximately 27 percent of the capital in a commercial real estate-related finance and investment business, along with Cantor (the “Investment”). Cantor will control the

[11]	The net impact of non-cash GAAP gains attributable to originated MSRs and non-cash GAAP amortization of MSRs was $79 million for the trailing 12 months ended March 31, 2017.
[12]	See the portions of this document titled “Pre-tax Distributable Earnings Following the Closing of the Proposed BPF Transaction” and “Adjusted EBITDA Following the Closing of the Proposed BPF Transaction” for the expected revisions to these non-GAAP terms.
[13]	Approximately 50% of GAAP net income in both 2017 and 2018 is expected to consist of non-cash GAAP gains related to originated MSRs, net of non-cash MSR amortization expense.
[14]	Up to $3.5 million of the purchase price may be paid in units of BGC Holdings, L.P.
[15]

As of March 31, 2017, BPF’s special asset servicing business represented less than 10 percent of the notional value of Berkeley Point’s overall $56 billion servicing portfolio and an immaterial amount of BPF’s servicing fees.

Investment and will contribute approximately $267 million of cash and non-cash assets for approximately 73 percent of the Investment’s capital. The Investment will be structured as a limited partnership, is expected to collaborate with Cantor’s significant existing commercial real estate finance business, and may conduct activities in any real estate-related business.

Under the terms of the Investment, Cantor has agreed to bear initial net losses of the partnership, if any, up to an aggregate amount of approximately $37 million per year. BGC will be entitled to a cumulative annual preferred return of five percent of its capital account balance and a profit participation thereafter.

Special Committee Unanimous Approval

The Board of Directors of BGC has unanimously approved the BPF acquisition and the Investment, upon the recommendation of the Special Committee, which was assisted by independent advisors. Sandler O’Neill & Partners, L.P. served as financial advisor to the Special Committee, and Debevoise & Plimpton LLP served as legal advisor to the Special Committee.

Cantor Fitzgerald & Co. served as Cantor’s financial advisor, and Wachtell, Lipton, Rosen & Katz served as Cantor’s legal advisor.

Recast Financial Results

After the proposed transaction is completed, the Company’s Real Estate Services segment will report one new revenue line item reflecting BPF’s “gains from mortgage banking activities, net” and record Berkeley Point’s “servicing fees” as part of what will be called “management services and servicing fees”. The proposed transaction involves a reorganization of entities under common control. Therefore, after the closing of the acquisition, BGC’s financial statements are expected to be retrospectively recast to include the results of BPF from April 10, 2014, onward. These adjustments will impact a number of line items on the financial statements for the Real Estate Services segment, Corporate Items, and the consolidated Company.

Conference Call and Investor Presentation

BGC will host a conference call on July 18 at 8:30 AM ET to discuss the proposed transaction. A webcast of the call, along with a presentation containing relevant information, will be accessible at that time via the following site:

http://ir.bgcpartners.com

A listing of minimum system requirements can be found here:

http://event.on24.com/view/help/ehelp.html?text_language_id=en&fh=true&flashconsole=true&ngwebcast=true

A webcast replay of the conference call is expected to be accessible at http://ir.bgcpartners.com within 24 hours of the live call and will be available for 365 days following the call. Additionally, call participants may dial in with the following information:

LIVE CALL:
Date - Start Time:	July 18 at 8:30 AM ET
U.S. Dial In:	(844) 309-0609
International Dial In:	(574) 990-9937
Conference ID:	5647-2576

REPLAY:
Available From – To:	07/18/2017 11:30 AM ET to 07/25/2017 11:30 AM ET
U.S. Dial In:	(855) 859-2056 or (800) 585-8367
International Dial In:	(404) 537-3406
Conference ID:	5647-2576

About BGC Partners, Inc.

BGC Partners, Inc. is a leading global brokerage company servicing the financial and real estate markets. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. The Company’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including FENICS, BGC Trader, Capitalab, Lucera, and FENICS Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets.

Real Estate Services are offered through brands including Newmark Knight Frank or “NKF” (formerly known as “Newmark Grubb Knight Frank” or “NGKF”), Newmark Cornish & Carey, ARA, Computerized Facility Integration, Newmark Knight Frank Valuation & Advisory, and Excess Space. Under these names and others, the Company provides a wide range of commercial real estate services, including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow the Company at https://twitter.com/bgcpartners and/or https://www.linkedin.com/company/bgc-partners.

BGC, BGC Trader, GFI, FENICS, FENICS. COM, Capitalab, Swaptioniser, ColleX, Newmark, Grubb & Ellis, ARA, Computerized Facility Integration, Landauer, Lucera, and Excess Space, Excess Space Retail Services, Inc., and Grubb are trademarks/service marks, and/or registered trademarks/service marks and/or service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

About Berkeley Point Financial LLC

Berkeley Point Financial LLC is one of the nation’s leading providers of multifamily capital solutions. Berkeley Point has a 30 year history and a servicing portfolio of more than $56 billion representing in excess of 3,100 loans in 49 states and the District of Columbia. A top five Fannie Mae and Freddie Mac Lender, Berkeley Point offers a full complement of Fannie Mae, Freddie Mac, and FHA products.

Distributable Earnings Defined

BGC Partners uses non-GAAP financial measures including, but not limited to, “pre-tax distributable earnings” and “post-tax distributable earnings”, which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that distributable earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for, among other things, distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes”, and “net income (loss) per fully diluted share”, all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC.

Adjustments Made to Calculate Pre-Tax Distributable Earnings

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries excluding items, such as:

*	Non-cash equity-based compensation charges related to limited partnership unit exchange or conversion.

*	Non-cash asset impairment charges, if any.

*	Non-cash compensation charges for items granted or issued pre-merger with respect to certain mergers or acquisitions by BGC Partners, Inc. To date, these mergers have only included those with and into eSpeed, Inc. and the back-end merger with GFI Group Inc.

Distributable earnings calculations also exclude certain unusual, one-time or non-recurring items, if any. These charges are excluded from distributable earnings because the Company views excluding such charges as a better reflection of the ongoing, ordinary operations of BGC.

In addition to the above items, allocations of net income to founding/working partner and other limited partnership units are excluded from calculations of pre-tax distributable earnings. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are in the fully diluted share count, and are exchangeable on a one-to-one basis into common stock. As these units are exchanged into common shares, unit holders become entitled to cash dividends rather than cash distributions. The Company views such allocations as intellectually similar to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded when calculating distributable earnings performance measures.

BGC’s definition of distributable earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. This includes the one-time gains related to the Nasdaq and Trayport transactions. Management believes that excluding such gains and charges also best reflects the ongoing operating performance of BGC.

However, the payments associated with BGC’s expected annual receipt of Nasdaq stock and related mark-to-market gains or losses are anticipated to be included in the Company’s calculation of distributable earnings for the following reasons:

*	Nasdaq is expected to pay BGC in an equal amount of stock on a regular basis for a 15 year period beginning in 2013 as part of that transaction;

*	The Nasdaq earn-out largely replaced the generally recurring quarterly earnings BGC generated from eSpeed; and

*	The Company intends to pay dividends and distributions to common stockholders and/or unit holders based on all other income related to the receipt of the earn-out.

To make period-to-period comparisons more meaningful, one-quarter of each annual Nasdaq contingent earn-out amount, as well as gains or losses with respect to associated mark-to-market movements and/or hedging, will be included in the Company’s calculation of distributable earnings each quarter as “other income”.

The Company also treats gains or losses related to mark-to-market movements and/or hedging with respect to any remaining shares of Intercontinental Exchange, Inc. (“ICE”) in a consistent manner with the treatment of Nasdaq shares when calculating distributable earnings.

Investors and analysts should note that, due to the large gain recorded with respect to the Trayport sale in December 2015, and the closing of the back-end merger with GFI in January 2016, non-cash charges related to the amortization of intangibles with respect to acquisitions are also excluded from the calculation of pre-tax distributable earnings. In order to present results in a consistent manner, this adjustment was made with respect to all acquisitions completed for the periods from the first quarter of 2015 onward.

Adjustments Made to Calculate Post-Tax Distributable Earnings

Since distributable earnings are calculated on a pre-tax basis, management intends to also report post-tax distributable earnings to fully diluted shareholders. Post-tax distributable earnings to fully diluted shareholders are defined as pre-tax distributable earnings, less noncontrolling interest in subsidiaries, and reduced by the provision for taxes as described below.

The Company’s calculation of the provision for taxes on an annualized basis starts with GAAP income tax provision, adjusted to reflect tax-deductible items. Management uses this non-GAAP provision for taxes in part to help it to evaluate, among other things, the overall performance of the business, make decisions with respect to the Company’s operations, and to determine the amount of dividends paid to common shareholders.

The provision for taxes with respect to distributable earnings includes additional tax-deductible items including limited partnership unit exchange or conversion, employee loan amortization, charitable contributions, and certain net-operating loss carryforwards.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for distributable earnings are presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Pre-tax and Post-Tax Distributable Earnings per Share

BGC’s distributable earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to any dilutive instruments, such as the Convertible Senior Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

*	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for distributable earnings excludes shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions.

Each quarter, the dividend to BGC’s common stockholders is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax distributable earnings per fully diluted share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, as well as to Cantor for its non-controlling interest. The amount of this net income, and therefore of these payments, is expected to be determined using the above definition of pre-tax distributable earnings per share.

Other Matters with Respect to Distributable Earnings

The term “distributable earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views distributable earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

BGC anticipates providing forward-looking quarterly guidance for GAAP revenues and for certain distributable earnings measures from time to time. However, the Company does not anticipate providing a quarterly outlook for other GAAP results. This is because certain GAAP items, which are excluded from distributable earnings, are difficult to forecast with precision before the end of each quarter. The Company therefore believes that it is not possible to forecast quarterly GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless BGC makes unreasonable efforts.

The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

*	Allocations of net income and grants of exchangeability to limited partnership units and founding partner units, which are determined at the discretion of management throughout and up to the period-end.

*	The impact of certain marketable securities, as well as any gains or losses related to associated mark-to-market movements and/or hedging. These items are calculated using period-end closing prices.

*	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end.

*	Acquisitions, dispositions and/or resolutions of litigation which are fluid and unpredictable in nature.

For more information on this topic, please see certain tables in BGC’s most recent quarterly financial results press release including “Reconciliation of GAAP Income (Loss) to Distributable Earnings”. These tables provide summary reconciliations between pre- and post-tax distributable earnings and the corresponding GAAP measures for the Company.

Pre-Tax Distributable Earnings Following the Closing of the Proposed BPF Transaction

Following the closing of the Berkeley Point transaction, additional GAAP items will be excluded in order to calculate pre-tax distributable earnings for the Real Estate Services segment and the consolidated Company. The most material items expected to be excluded for both historical and future period results will be non-cash GAAP gains attributable to originated mortgage servicing rights (“OMSRs”) and non-cash GAAP amortization of mortgage servicing rights (“MSRs”). BPF recognizes OMSR gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. BPF amortizes MSRs in proportion to the net servicing revenue expected to be earned. Subsequent to the initial recording, MSRs are amortized and carried at the lower of amortized cost or fair value.

For the years 2015 and 2016, pre-tax distributable earnings for the Real Estate Services Business and for the consolidated Company will exclude approximately $13 million and $66 million of net non-cash GAAP gains, respectively, related to OMSR gains and MSR amortization. For the first quarters of 2016 and 2017, pre-tax distributable earnings for the Real Estate Services Business and for the consolidated Company will exclude approximately $3 million and $15 million, respectively, of these same net non-cash GAAP gains. However, it is expected that cash received with respect to these servicing rights, net of associated expenses, will increase pre-tax distributable earnings in future periods.

In addition, pre-tax distributable earnings for the Real Estate Services Business and for the consolidated Company will exclude any non-cash provision or benefit related to risk-sharing obligations, net of charge-offs.

Adjusted EBITDA Defined

BGC also provides an additional non-GAAP financial performance measure, “adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:

*	Interest expense;

*	Fixed asset depreciation and intangible asset amortization;

*	Impairment charges;

*	Employee loan amortization and reserves on employee loans;

*	Provision (benefit) for income taxes;

*	Net income (loss) attributable to noncontrolling interest in subsidiaries;

*	Non-cash charges relating to grants of exchangeability to limited partnership interests;

*	Non-cash charges related to issuance of restricted shares; and

*	Non-cash earnings or losses related to BGC’s equity investments.

The Company’s management believes that adjusted EBITDA is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses these measures to evaluate operating performance and for other discretionary purposes. BGC believes that adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.

Since adjusted EBITDA is not a recognized measurement under GAAP, investors should use adjusted EBITDA in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations, because adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.

For a reconciliation of adjusted EBITDA to GAAP “Net income (loss) available to common stockholders”, the most comparable financial measure calculated and presented in accordance with GAAP, see the section of BGC’s most recent quarterly financial results press release titled “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA”.

Adjusted EBITDA Following the Closing of the Proposed BPF Transaction

Following the closing of the Berkeley Point transaction, additional GAAP items will be excluded in order to calculate BGC’s consolidated adjusted EBITDA. The most material items expected to be excluded for both historical and future periods will be non-cash GAAP gains attributable to OMSRs and non-cash GAAP amortization of MSRs. Berkeley Point recognizes OMSR gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. BPF amortizes MSRs in proportion to the net servicing revenue expected to be earned. Subsequent to the initial recording, MSRs are amortized and carried at the lower of amortized cost or fair value.

For the years 2015 and 2016, adjusted EBITDA will exclude approximately $13 million and $66 million of net non-cash GAAP gains, respectively, related to OMSR gains and MSR amortization. For the first quarters of 2016 and 2017, adjusted EBITDA will exclude approximately $3 million and $15 million, respectively, of these same net non-cash GAAP gains. However, it is expected that cash received with respect to these servicing rights, net of associated expenses, will increase adjusted EBITDA in future periods.

In addition, adjusted EBITDA will exclude any non-cash provision or benefit related to risk-sharing obligations, net of charge-offs.

Financial Results and Figures Presented for Berkeley Point Financial LLC

All GAAP and non-GAAP financial results and figures for Berkeley Point shown in this document may differ from the results that will be shown in BGC’s retrospectively adjusted financial statements upon the expected consolidation of these results and do not reflect any results previously disclosed by Berkeley Point in any other context. Trailing 12 month financial figures presented for Berkeley Point discussed herein are unaudited. Results for the trailing 12 months ended March 31, 2015, reflect the period April 10, 2014 to March 31, 2015. Because Berkeley Point was acquired by Cantor on April 10, 2014, BGC will only consolidate Berkeley Point’s financial results from April 10, 2014 onwards.

Discussion of Forward-Looking Statements about BGC Partners and Berkeley Point

Statements in this document regarding BGC, the proposed transactions, and Berkeley Point that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the possibility that the proposed transactions may not be consummated in a timely manner or at all, including as a result of a failure to satisfy a condition to closing (including regulatory approvals); the possibility that there may be an adverse effect or disruption from the proposed transactions that negatively impacts BGC’s other businesses; the possibility that the anticipated benefits of the proposed transactions to BGC may not be realized as presently contemplated or at all; and the possibility that changes in interest rates, commercial real estate values, the regulatory environment, pricing or other competitive pressures, and other market conditions or factors could cause the results of Berkeley Point to differ from the forward-looking statements contained herein. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in the most recent Form 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K. Except as required by law, BGC undertakes no obligation to update any forward-looking statements.

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Investor Contacts:

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